Exhibit 10.1

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of [__] 2019 by and between Jerrick Media Holdings, Inc., a Nevada corporation (the “Company”) and Andrew Taffin, an individual (the “Grantee”).

Grant Date: ____________________________________

Exercise Price per Share: __________________________

Number of Option Shares: _________________________

Expiration Date: _________________________________

1. Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Grantee an option (the “Option”) to purchase the total number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above.

2. Exercise Period; Vesting.

2.1 Vesting Schedule. The Option shall be fully vested as of the date hereof.

2.2 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement.

3. Manner of Exercise.

3.1 Election to Exercise. To exercise the Option, the Grantee (or in the case of exercise after the Grantee’s death or incapacity, the Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise notice, in the form attached hereto as Exhibit A (the “Exercise Notice”).

3.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) through a “cashless exercise program” established with a broker;

(c) by any combination of the foregoing methods; or

(d) in any other form of legal consideration that may be acceptable to the Company.

3.3 Issuance of Shares. Provided that the Exercise Notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock, registered in the name of the Grantee, the Grantee’s authorized assignee, or the Grantee’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

4. Transferability. The Option is not transferable by the Grantee other than to a designated beneficiary upon the Grantee’s death or by will or the laws of descent and distribution, and is exercisable during the Grantee’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death or by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

5. Adjustments. If the Company, at any time while this Option is outstanding: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iii) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Option shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.

6. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

7. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

8. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

11. Amendment. The Company has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

13. Acceptance. The Grantee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Grantee should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JERRICK MEDIA HOLDINGS, INC.

By:
Name:
Title:

ANDREW TAFFIN

EXHIBIT A

EXERCISE NOTICE

Jerrick Media Holdings, Inc.

2050 Center Avenue Suite 640

Fort Lee, NJ 07024

Attention: Secretary

1.	Exercise of Option. Effective as of today, __________, 20__ the undersigned (“Grantee”) hereby elects to exercise Grantee’s option (the “Option”) to purchase shares (the “Exercised Shares”) of the common stock of Jerrick Media Holdings, Inc., a Nevada corporation (the “Company”), pursuant to that certain Stock Option Agreement made and entered into as of __, 2019 by and between the Company and Grantee (the “Option Agreement”).

2.	Delivery of Payment. Grantee herewith delivers to the Company the full exercise price of the Exercised Shares, as set forth in the Option Agreement.

3.	Representations of Grantee. Grantee acknowledges that Grantee has received, read and understood the Option Agreement and agrees to abide, and be bound, by their terms and conditions.

4.	Rights as Stockholder. Until the issuance of the Exercised Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or other distributions or any other rights as a stockholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Exercised Shares shall be issued to Grantee as soon as practicable after the Option is exercised in accordance with the Option Agreement.

5.	Tax Consultation. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s purchase or disposition of the Exercised Shares. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the purchase or disposition of the Exercised Shares and that Grantee is not relying on the Company for any tax advice.

6.	Restrictive Legends and Stop-Transfer Orders. Grantee understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Exercised Shares, together with any other legends that may be required by the Company or by applicable federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

7.	Stop-Transfer Notices. In order to ensure compliance with the restrictions referred to herein and in the Option Agreement, the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.	Refusal to Transfer. The Company shall not be required to transfer on its books any Exercised Shares that have been Transferred in violation of any provision hereof or to treat as owner of such Exercised Shares, or otherwise to accord voting or dividend rights to, any purchaser or other transferee to whom such Exercised Shares shall have been so Transferred. Any attempt to Transfer Exercised Shares in violation hereof shall be null and void and shall be disregarded by the Company.

9.	Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the Option Agreement.

10.	Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict-of-law principles. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Exercise Notice, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

Accepted by the Company:

JERRICK MEDIA HOLDINGS, INC.

By:
Name:	ANDREW TAFFIN
Title: